Exhibit 10.2.10

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT is made and entered into as of the date indicated on the signature page under “Date of Agreement” by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the employee of Mortgage Guaranty Insurance Corporation, or one of its subsidiaries, whose signature is set forth on the signature page hereto (the “Employee”).

INTRODUCTION

The Company is awarding Restricted Stock Units to the Employee under the MGIC Investment Corporation 2011 Omnibus Incentive Plan (the “Plan”) and this Agreement.

This Agreement consists of this instrument and the Incorporated Terms Dated As of January 28, 2013 to Restricted Stock Unit Agreement (the “Incorporated Terms”), which although not attached to this instrument, are part of this Agreement and were provided to the Employee as indicated in Paragraph 1(b) below.

The parties mutually agree as follows:

1.            Award of RSUs; Incorporated Terms.

(a)                 Subject to the terms and conditions set forth herein, the Company is confirming the award to the Employee of:

(i)          the number of Restricted Stock Units equal to the number referred to after “Time Vested Restricted Stock Units” on the signature page, which shall be the “Time Vested RSUs”; and

(ii)         the number of Restricted Stock Units equal to the number referred to after “Performance Restricted Stock Units” on the signature page, which shall be the “Performance RSUs.”

As used in this Agreement, the term “RSUs” means collectively all Time Vested RSUs and all Performance RSUs.

(b)                 The Incorporated Terms are incorporated in this instrument with the same effect as if they were physically set forth in this instrument.  The Incorporated Terms and this instrument constitute a single agreement which is referred to as “this Agreement.”  The terms “herein,” “hereof,” “above” and similar terms used in this Agreement refer to this Agreement as a whole.  The “Award Notification” is the document entitled “Officer Compensation” that was delivered to the Employee by the Company in January or February 2013 to notify the Employee of the award of RSUs, the legal terms of which are set forth in this Agreement.  The Employee agrees if there is any difference between the number of RSUs determined by (i) the Award Notification, as delivered to the Employee, and (ii) the number of RSUs awarded by the Committee, as reflected in the records of the Committee, the number of RSUs reflected in the records of the Committee shall control.  The Incorporated Terms were attached to an email sent in June 2013 to the Employee from a member of the Legal Department of the Company which included other documents relating to the RSUs.  The Company is hereby advising the Employee to print and retain a copy of the Incorporated Terms.  The Employee agrees if there is any difference between the text of the Incorporated Terms obtained as indicated above and the text of the Incorporated Terms retained by the Company's Secretary, the text of the copy retained by the Secretary will control.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized signer, and the Employee has executed this Agreement, all as of the day and year set forth below.

Date of Agreement: As of _____________

MGIC INVESTMENT CORPORATION

By:
Title:	Authorized Signer

Sign Here:
Name:

Time Vested Restricted Stock Units:
Performance Restricted Stock Units:
Performance RSU Multiplier:
Time Vested RSUs Release Date:
Performance RSUs Release Date:
Holding Period:
Threshold Expense Ratio: Target Expense Ratio: Maximum Expense Ratio: Threshold Loss Ratio: Target Loss Ratio: Maximum Loss Ratio: Threshold Share: Target Share: Maximum Share:

Goal:
Dividend Start Date:
* * * *

Beneficiary Name:

Address of Beneficiary:

Beneficiary Tax Identification

No: